UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
Northland Cable Properties Seven Limited Partnership
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP
NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
ON FEBRUARY 27, 2008
A special meeting of the limited partners of Northland Cable Properties Seven Limited Partnership (“NCP-Seven”) will be held at 101 Stewart Street, Suite 700, Seattle, Washington 98101, on February 27, 2008 at 3:00 p.m. local time. The meeting is called for the following purposes:
1.	to authorize NCP-Seven and its managing general partner to sell substantially all of NCP-Seven’s assets to Green River Media and Communications, LLC or its assignee with the consent of NCP-Seven (“Green River”) for cash in the amount of $19,950,000 pursuant to the terms of an asset purchase agreement dated as of July 5, 2007 between NCP-Seven and Green River;

2.	to authorize NCP-Seven and its managing general partner to sell substantially all of NCP-Seven’s assets to the managing general partner or one or more affiliates of the managing general partner in the event that the above-described transaction with Green River is not consummated by March 31, 2008, or such later date upon which NCP-Seven and Green River agree, or is otherwise terminated prior to such date, on substantially the same terms and conditions as the transaction with Green River; and

3.	to transact any other business that properly comes before the special meeting, including any adjournments or postponements of the meeting.
Only limited partners of record as of December 14, 2007 are entitled to vote at the special meeting. Pursuant to the terms of NCP-Seven’s partnership agreement, the limited partnership will be dissolved upon the sale of substantially all of NCP-Seven’s assets, and the managing general partner will wind up the business and affairs of NCP-Seven without requiring any further vote by the limited partners.
Please complete, date, and sign the previously mailed proxy (if you have not already done so), which is solicited by NCP-Seven’s managing general partner, and mail it promptly in the envelope provided with the proxy to make sure that your limited partnership interests are represented at the meeting. In the event you decide to attend the meeting in person, you may, if you desire, revoke your proxy and vote your interests in person.
The terms of the proposals and the managing general partner’s conflicts of interest are described in detail in the previously mailed proxy statement. The managing general partner urges you to read the full text of the proxy statement and its exhibits carefully before making a decision on these proposals.

Sincerely,

Northland Communications Corporation,
Managing General Partner of Northland Cable
Properties Seven Limited Partnership

Seattle, Washington	By:	/s/ RICHARD I. CLARK

February 12, 2008	Richard I. Clark, Executive Vice President